                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.        )
Filed by the Registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            CT Communications, Inc.
                (Name of Registrant as Specified in Its Charter)
                            CT Communications, Inc.
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 (1) Title of each class of securities to which transaction applies:
 (2) Aggregate number of securities to which transactions applies:
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
 (4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
   (1) Amount previously paid:

   (2) Form, schedule or registration statement no.:

   (3) Filing party:

   (4) Date filed:

                            CT COMMUNICATIONS, INC.
                            68 Cabarrus Avenue East
                         Concord, North Carolina 28025
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 1996

TO THE HOLDERS OF CLASS B NONVOTING COMMON STOCK:

     The Annual Meeting of Shareholders of CT Communications, Inc. (the "Corporation") will be held at the Corporation's Main Office Building, located at 68 Cabarrus Avenue East in Concord, North Carolina, on Thursday, April 25, 1996, at 9:00 a.m., for the following purposes:
          1. To elect seven directors for terms expiring in 1997;
          2. To consider and vote upon a proposal to approve the adoption of the Corporation's 1996 Director Compensation Plan;

          3. To consider and vote upon a proposal to amend the Corporation's Articles of Incorporation to increase the number of shares of Voting Common Stock authorized for issuance from 100,000 to 3,000,000 and to increase the number of shares of Class B Nonvoting Common Stock authorized for issuance from 700,000 to 15,000,000; and

          4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Pursuant to the provisions of the North Carolina Business Corporation Act, all of the holders of the Corporation's Voting Common Stock and Class B Nonvoting Common Stock are entitled to notice of the Annual Meeting. HOLDERS OF THE CLASS B NONVOTING COMMON STOCK, HOWEVER, ARE ENTITLED TO VOTE ONLY WITH REGARD TO THE PROPOSED AMENDMENT TO THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF VOTING COMMON STOCK AND OF CLASS B NONVOTING COMMON STOCK AUTHORIZED FOR ISSUANCE. Holders of Voting Common Stock are entitled to vote with regard to all matters to be considered at the Annual Meeting.


     March 1, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and, as applicable, to vote at the Annual Meeting and, accordingly, only holders of Voting Common Stock and Class B Nonvoting Common Stock of record at the close of business on that date will be entitled to notice of and to vote at such meeting and at any adjournment or adjournments thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the meeting. A return envelope is enclosed for your convenience.
                                         By order of the Board of Directors
                                         BARRY R. RUBENS
                                         SECRETARY

March 18, 1996

                            CT COMMUNICATIONS, INC.
                            68 Cabarrus Avenue East
                         Concord, North Carolina 28025
                                PROXY STATEMENT
                      1996 Annual Meeting of Shareholders
                          to be held on April 25, 1996

     This proxy statement, first mailed or delivered to holders of the Corporation's Class B Nonvoting Common Stock (the "Class B Common Stock") on or about March 18, 1996, is furnished in connection with the solicitation by the Board of Directors of CT Communications, Inc. (the "Corporation") of proxies for the Annual Meeting of Shareholders of the Corporation to be held on April 25, 1996 at 9:00 a.m. at the Corporation's Main Office Building, located at 68 Cabarrus Avenue East in Concord, North Carolina, and at any adjournment or adjournments thereof (the "Annual Meeting"). The principal executive offices of the Corporation are located at 68 Cabarrus Avenue East, Concord, North Carolina 28025. The Corporation's telephone number is (704) 782-7000. The Corporation owns all of the outstanding capital stock of The Concord Telephone Company, Concord Telephone Long Distance Company, CT Cellular, Inc., Carolina Personal Communications, Inc. and CT Wireless Cable, Inc.


     The accompanying form of proxy is for use at the Annual Meeting by holders of the Class B Common Stock if such shareholders either will be unable to attend in person or will attend but wish to vote by proxy. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice to the Secretary of the Corporation or by submitting a proxy having a later date, or it may be revoked by such person appearing at the Annual Meeting and electing to vote in person.


     The following matters will be considered at the Annual Meeting, and each matter may be voted on by the holders of the Corporation's Voting Common Stock (the "Class A Common Stock"): (i) electing seven directors of the Corporation for terms expiring in 1997, (ii) approving the Corporation's 1996 Director Compensation Plan, (iii) approving an amendment to the Corporation's Articles of Incorporation to increase the number of shares of Class A Common Stock authorized for issuance from 100,000 to 3,000,000 and to increase the number of shares of Class B Common Stock authorized for issuance from 700,000 to 15,000,000 (the "Amendment"), and (iv) such other business matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.


     HOLDERS OF THE CLASS B COMMON STOCK ARE ENTITLED TO VOTE ONLY WITH REGARD TO THE PROPOSED AMENDMENT TO THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK AUTHORIZED FOR ISSUANCE. Holders of Class B Common Stock are not entitled to vote with regard to the election of directors, the approval of the Corporation's 1996 Director Compensation Plan or such other business matters as may come before the Annual Meeting. All shares of the Class B Common Stock represented by valid proxies (the "Class B Proxies") received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, Class B Proxies will be voted in favor of the Amendment.

     The entire cost of soliciting these proxies will be borne by the Corporation. In following up the original solicitation of the proxies by mail, the Corporation will request brokers and others, if any, to send proxies and proxy material to the beneficial owners of the Common Stock and will reimburse them for their expenses in so doing. If necessary, the Corporation may also use one or more of its regular employees, who will not be specially compensated therefor, to solicit proxies from the shareholders, either in person, by telephone or by mail.

     Pursuant to the provisions of the North Carolina Business Corporation Act, as amended (the "Business Corporation Act"), March 1, 1996 has been fixed as the record date in connection with the Annual Meeting and, accordingly, only holders of the 75,673 outstanding shares of Class A Common Stock and the 419,279 outstanding shares of Class B Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting (subject to the Class B Common Stock voting restrictions set forth herein). Each share of Class A Common Stock is entitled to one vote on each of the matters to be voted upon at the Annual Meeting. Each share of Class B Common Stock is entitled to one vote on the Amendment. The holders of Class A Common Stock and Class B Common Stock will each vote separately as a class with regard to the Amendment. Shares of Class B Common Stock will not be entitled to vote upon any other matters to be voted upon at the Annual Meeting.

     In accordance with North Carolina law, abstentions from voting will be counted for purposes of determining whether a quorum has been reached at the Annual Meeting. Furthermore, pursuant to the rules of the National Association of Securities Dealers, Inc., a broker holding shares of Class A Common Stock or Class B Common Stock in nominee or "street name" must obtain specific voting instructions from the beneficial owners of such shares to vote such shares. Any shares represented by a duly executed proxy returned by a broker will be counted for purposes of determining whether a quorum exists, even if such shares are not voted on certain matters where voting instructions were not received ("broker non-votes").

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth each shareholder known to the Corporation to beneficially own more than 5% of the outstanding shares of the Class A Common Stock and the Class B Common Stock as of January 31, 1996. In addition to the Class A Common Stock and the Class B Common Stock, the Corporation has outstanding a nonvoting class of 4 1/2% Preferred Stock (2,000 shares outstanding) and a nonvoting class of 5% Preferred Stock (15,087 shares outstanding).


                                                                       SHARES BENEFICIALLY
                                                     TITLE                  OWNED (1) PERCENT
NAME AND ADDRESS                                    OF CLASS           NUMBER     OF CLASS
L. D. Coltrane, III
P.O. Box 227
Concord, North Carolina 28026                        Class A           11,423(2)    15.1%
Michael R. Coltrane
P.O. Box 227
Concord, North Carolina 28026                        Class A           9,918 (3)    13.1
Betty Gay Bivens
400 Avinger Lane
Davidson, North Carolina 28036                       Class A           9,658        12.8
Mariam C. Schramm
400 Avinger Lane                                     Class A           5,175         6.8
Davidson, North Carolina 28036                       Class B           24,363        5.8
World Div. Bd. of Global Ministries
United Methodist Church
475 Riverside Drive
15th Floor
New York, New York 10027                             Class A           5,032         6.6
Ramark & Co.
Nominee Name of First Charter
National Bank Trust Dept.
P.O. Box 228
Concord, North Carolina 28026                        Class A           6,911         9.1



(1) Unless otherwise noted, all shares of common stock set forth in the table are directly owned, with sole voting and investment power, by such shareholder. The Corporation has obtained certain of the information from schedules filed with the Securities and Exchange Commission pursuant to
    Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


(2) Includes 1,423 shares owned by spouse.


(3) Includes 5,831 shares held by trusts for which Mr. Coltrane is a co-trustee with Phylis C. Ausband, his sister, with whom he shares voting and investment power, and 192 shares owned by spouse.

                      MANAGEMENT OWNERSHIP OF COMMON STOCK
     The following table presents information regarding the beneficial ownership of the Class A Common Stock and Class B Common Stock as of January 31, 1996 of
(i) all current directors and nominees for director, (ii) the chief executive officer of the Corporation and such other executive officers of the Corporation whose compensation exceeded $100,000 in 1995 and (iii) all directors, nominees for director and executive officers as a group.

                                                  SHARES BENEFICIALLY OWNED (1)
                                         TITLE                 PERCENT
                NAME                    OF CLASS    NUMBER     OF CLASS
L. D. Coltrane, III                     Class A    11,423 (2)     15.1%
Michael R. Coltrane                     Class A     9,918 (3)     13.1
Betty Gay Bivens                        Class A     9,658         12.8
Phil W. Widenhouse                      Class A       778 (4)      1.0
Jerry H. McClellan                      Class A        95 (5)     *
Kenneth R. Argo                         Class A        13         *
John R. Boger                           Class A        10         *
Ben F. Mynatt                           Class A         6         *
Barry R. Rubens                         Class A         6         *
Nicholas L. Kottyan                     Class A         5         *
Thomas A. Norman                        Class A         5         *
Roy W. Long                             Class A         2         *
Michael R. Coltrane                     Class B     7,552 (6)    1.8
Phil W. Widenhouse                      Class B     5,460 (7)    1.3
Betty Gay Bivens                        Class B     2,600         *
Jerry H. McClellan                      Class B       955 (8)     *
Kenneth R. Argo                         Class B       805 (9)     *
Ben F. Mynatt                           Class B       430         *
L. D. Coltrane, III                     Class B       410 (10)    *
Roy W. Long                             Class B       181 (11)    *
Barry R. Rubens                         Class B       329 (12)    *
Nicholas L. Kottyan                     Class B       320 (13)    *
Thomas A. Norman                        Class B       123         *
John R. Boger                           Class B        73         *
All directors, nominees and             Class A     37,094        49.0%
executive officers of the               Class B     44,869        10.7%
Corporation as a group (13 persons)
(14)


 * Less than 1%.

 (1) Unless otherwise noted, all shares of Class A Common Stock and Class B Common Stock set forth in the table are directly owned, with sole voting and investment power, by such shareholder.


 (2) Includes 1,423 shares owned by spouse.


 (3) Includes 5,831 shares held by trusts for which Mr. Coltrane is a co-trustee with Phylis C. Ausband, his sister, with whom he shares voting and investment power, and 192 shares owned by spouse.


 (4) Includes 42 shares owned by spouse.


 (5) Includes 45 shares owned by spouse.


 (6) Includes 6,249 shares held by trusts for which Mr. Coltrane is a co-trustee with Phyllis C. Ausband, his sister, with whom he shares voting and investment power and 371 shares represented by currently exercisable options.


 (7) Includes 2,806 shares owned by spouse.


 (8) Includes 299 shares owned by spouse and 306 shares represented by currently exercisable options.


 (9) Includes 10 shares represented by currently exercisable options.


(10) Includes 3 shares owned by spouse and 125 shares represented by currently exercisable options.

(11) Includes 18 shares held jointly with spouse, with respect to which Mr. Long has shared voting and investment power, 18 shares owned by a child with respect to which Mr. Long is custodian and 31 shares represented by currently exercisable options.


(12) Includes 225 shares represented by currently exercisable options.


(13) Includes 200 shares represented by currently exercisable options.


(14) Includes (a) 5,175 shares (6.8%) of Class A Common Stock and 24,363 shares (5.8%) of Class B Common Stock beneficially owned by Mariam C. Schramm, Director Emeritus and Vice President of the Corporation and (b) an aggregate of 1,268 shares represented by currently exercisable options.


     Pursuant to Section 16 of the Exchange Act, directors and executive officers of the Corporation are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Common Stock. The Corporation is aware of one late filing on Form 4, promulgated under
Section 16, by each of Messrs. Kottyan, Rubens and Norman with regard to beneficial ownership of shares as a result of a grant of stock options to each of these officers during the fourth quarter of 1995. To the Corporation's knowledge, based solely on its review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, the directors and executive officers of the Corporation complied with all other filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Corporation may from time to time have short-term loans outstanding with First Charter National Bank, Concord, North Carolina. With respect to First Charter National Bank, L.D. Coltrane, III, is a member of the Advisory Board and a shareholder and Michael R. Coltrane is a director. As of December 31, 1995, the Corporation had no outstanding loans with First Charter National Bank.


     First Charter National Bank is the Trustee of the Employee Stock Ownership Plan, the Employee Savings Plus Plan and the Employees Pension Plan of The Concord Telephone Company. A fee of $164,471 was paid to First Charter National Bank for such services in 1995.


     The Corporation has an available line of credit totaling $3,500,000 at First Charter National Bank. None of this amount was outstanding at December 31, 1995 and none was used during 1995.


                            APPROVAL OF AMENDMENT TO
                           ARTICLES OF INCORPORATION

GENERAL

     The Board has approved and recommends that the shareholders approve an amendment to Article 2 of the Corporation's Articles of Incorporation that would increase the number of shares of Class A Common Stock authorized for issuance from 100,000 to 3,000,000 and the number of shares of Class B Common Stock authorized for issuance from 700,000 to 15,000,000. The Amendment will not increase or otherwise affect the number of authorized shares of preferred stock that may be issued by the Corporation. The provisions of Article 2 of the Corporation's Articles of Incorporation, as proposed to be amended by the Amendment, are set forth in Exhibit A to this Proxy Statement.


     As of the Record Date, 75,673 shares of Class A Common Stock were issued and outstanding, leaving 24,327 shares of Class A Common Stock available for subsequent issuance. As of the Record Date, 419,279 shares of Class B Common Stock were issued and outstanding, and an additional 7,538 shares of Class B Common Stock were reserved for issuance under the Corporation's stock option plans, leaving 273,183 shares of Class B Common Stock available for subsequent issuance. Further, if the proposed 1996 Director Compensation Plan is adopted by the holders of Class A Common Stock at the Annual Meeting, an additional 2,500 shares of Class B Common Stock will be reserved for issuance thereunder.


     The Board believes that the increased number of authorized shares of Class A Common Stock and Class B Common Stock contemplated by the Amendment is desirable to make additional unreserved shares of common stock available for issuance or reservation without further shareholder authorization, except as may be required by law. The Board believes that this will provide the Corporation greater flexibility in considering potential future actions involving the issuance of common stock. For example, the Corporation has from time to time paid dividends of its Class A Common Stock and Class B Common Stock. Such payments are within the discretion of the Board of Directors, as circumstances warrant. The Board of Directors may consider such a payment in the future, although it has taken no action in that regard. In addition, such shares may be used for general corporate purposes, including but not limited to the reservation of shares of common stock in connection with the Corporation's stock benefit plans. The Corporation has no other plans or other existing or proposed agreements or understandings to issue, or reserve for future issuance, any of the additional shares of Class A Common Stock or Class B Common Stock that would be authorized by the Amendment, except for 2,500 shares of Class B Common Stock that will be reserved for issuance if the 1996 Directors Compensation Plan is adopted by holders of the Class A Common Stock at the Annual Meeting. The Amendment will not affect materially any substantive rights, powers or privileges of holders of shares of Class A Common Stock or Class B Common Stock.


     If the Amendment is approved, the Corporation will have the authority to issue, in the discretion of the Board of Directors, shares of authorized but unissued and unreserved shares of Class A Common Stock and Class B Common Stock, which could dilute the stock ownership of persons seeking to acquire control of the Corporation through the purchase of a large block of stock. As a result of their beneficial ownership of approximately 49.0% of the Class A Common Stock and 10.7% of the Class B Common Stock, the Corporation's directors and executive officers as a group may be deemed to control, or share in control, of the Corporation. The Board of Directors does not view the Amendment as part of an "anti-takeover" strategy, and the Amendment is not being advanced as a result of any known effort to accumulate Class A Common Stock or Class B Common Stock or to obtain control of the Corporation. See "Management Ownership of Common Stock."

     Pursuant to the Business Corporation Act and the Corporation's Articles of Incorporation, holders of shares of Class A Common Stock and Class B Common Stock do not have a preemptive right to acquire the Corporation's unissued shares.
VOTE REQUIRED

     For the Amendment to be approved, the following votes must be obtained: (i) the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by the holders of the Class A Common Stock, voting separately as a class; and (ii) the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by the holders of the Class B Common Stock, voting separately as a class. Therefore, any shares of Class A Common Stock or Class B Common Stock not voted at the Annual Meeting (whether by broker non-votes, abstentions or otherwise) will be treated as votes against the Amendment. As of the Record Date, the Corporation's directors and executive officers as a group beneficially owned approximately 10.7% of the Class B Common Stock and 49.0% of the Class A Common Stock. See "Management Ownership of Common Stock."

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE CORPORATION'S SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT.
                    SHAREHOLDER PROPOSALS FOR CONSIDERATION
                           AT THE 1997 ANNUAL MEETING
     Written shareholder proposals for consideration for the 1997 Annual Meeting of Shareholders should be addressed to the Corporate Secretary, 68 Cabarrus Avenue East, Concord, North Carolina 28025, and received by the Corporation no later than November 15, 1996.
                                   FORM 10-K
     COPIES OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO CT COMMUNICATIONS, INC., 68 CABARRUS AVENUE EAST, CONCORD, NORTH CAROLINA 28025,
ATTENTION: RICHARD M. MORRISON, REVENUE ACCOUNTING MANAGER. COPIES OF EXHIBITS TO SUCH FORM 10-K ARE AVAILABLE UPON PAYMENT OF $25.00 TO COVER THE COSTS OF REPRODUCTION.
                                 OTHER BUSINESS

     The Board of Directors knows of no other matter to come before the Annual Meeting. However, if any other matter requiring a vote of the shareholders should arise, the enclosed proxy will not be voted on such matter.

                                         By Order of the Board of Directors
                                         Barry R. Rubens
                                         SECRETARY

DATED: March 18, 1996

                                                                       EXHIBIT A
                           PROPOSED AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
     Article 2 of the Corporation's Articles of Incorporation, as it is proposed to be amended, is set forth below in its entirety:
        "2. The aggregate number of shares which the Corporation shall have authority to issue is Eighteen Million Nineteen Thousand (18,019,000) shares of capital stock, which shall be classified and bear designations as follows:
          (a) Three Million (3,000,000) shares of common stock designated as Voting Common Stock.

          (b) Fifteen Million (15,000,000) shares of common stock designated as Class B Nonvoting Common Stock. These shares shall be in all respects the same as the Voting Common Stock except that the shares shall not be entitled to vote.

          (c) Two Thousand (2,000) shares of preferred stock designated as Four and One-half Percent Preferred Stock.
          (d) Seventeen Thousand (17,000) shares of preferred stock designated as Five Percent Preferred Stock."
                                      A-1

CLASS B NONVOTING COMMON STOCK PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            CT COMMUNICATIONS, INC.
                 Annual Meeting of Shareholders, April 25, 1996

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of CT Communications, Inc., a North Carolina corporation (the "Corporation"), hereby constitutes and appoints L. D. Coltrane, III, and Phil W. Widenhouse attorneys and proxies with full power of substitution, for and on behalf of the undersigned to act and vote as indicated below, according to the number of shares of the Corporation's Class B Nonvoting Common Stock held of record by the undersigned on March 1, 1996, and as fully as the undersigned would be entitled to act and vote if personally present at the Annual Meeting of Shareholders to be held at the Corporation's Main Office Building, 68 Cabarrus Avenue East, Concord, North Carolina at 9:00 a.m., April 25, 1996, and any adjournment or adjournments thereof (the "Annual Meeting"), as follows:


    (1) APPROVAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF VOTING COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 100,000 TO 3,000,000 AND TO INCREASE THE NUMBER OF SHARES OF CLASS B NONVOTING COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 700,000 TO 15,000,000

         FOR                   AGAINST                  ABSTAIN
    The undersigned hereby ratifies and confirms all that said attorneys and proxies or any of them lawfully do or cause to be done by virtue hereof. A majority of said attorneys and proxies who shall be present and acting as such at the Annual Meeting or any adjournment thereof, or if only one such attorney and proxy be present and acting, then that one, shall have and may exercise all powers hereby conferred.
                           (Continued on other side)

                          (Continued from other side)
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated March 18, 1996, and the Proxy Statement furnished therewith.

                                              Dated this    day of             ,
                                              1996.
                                                                          (SEAL)
                                                                          (SEAL)
                                              NOTE: Signature should agree with
                                              name on stock certificate as
                                              printed thereon. When shares are
                                              held by joint tenants, both should
                                              sign. Executors, administrators,
                                              trustees and other fiduciaries,
                                              and persons signing on behalf of
                                              corporations or partnerships,
                                              should so indicate when signing.
       PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. THANK YOU.